Filed Pursuant to 424(b)(2)
Registration No. 333-279150

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 6, 2024)

$

ServiceNow, Inc.

$     % Notes due 20

$     % Notes due 20

$     % Notes due 20

$     % Notes due 20

$     % Notes due 20

ServiceNow, Inc. is offering $  of its % notes due 20  (the “20 notes”), $    of its % notes due 20  (the “20 notes”), $     of its % notes due 20  (the “20 notes”), $     of its % notes due 20  (the “20 notes”) and $    of its % notes due 20  (the “20 notes” and, together with the 20    notes, the 20 notes, the 20 notes and the 20 notes, the “notes” ). The 20  notes will bear interest at a rate of  % per annum. The 20 notes will bear interest at a rate of  % per annum. The 20  notes will bear interest at a rate of  % per annum. The 20  notes will bear interest at a rate of  % per annum. The 20    notes will bear interest at a rate of  % per annum. We will pay interest semi-annually on the 20  notes on and of each year, beginning on    , 2026. We will pay interest semi-annually on the 20  notes on and of each year, beginning on    , 2026. We will pay interest semi-annually on the 20  notes on and of each year, beginning on    , 2026. We will pay interest semi-annually on the 20  notes on and of each year, beginning on    , 2026. We will pay interest semi-annually on the 20  notes on and of each year, beginning on    , 2026. The 20  notes will mature on     , 20  . The 20  notes will mature on     , 20  . The 20  notes will mature on     , 20  . The 20  notes will mature on     , 20  . The 20  notes will mature on     , 20  .

We may redeem some or all of any series of notes at any time at the redemption prices described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement. Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” we will be required to make an offer to repurchase each series of notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes are our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. There is no sinking fund for the notes. The notes are not, and are not expected to be, listed on any securities exchange.

Investing in the notes involves risks, including those described in the “Risk Factors” section beginning on page  S-8 of this prospectus supplement and the section entitled “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2025.

	Per 20 Note		Total	Per 20 Note		Total	Per 20 Note		Total	Per 20 Note		Total	Per 20 Note		Total
Public Offering Price(1)		%	$		%	$		%	$		%	$		%	$
Underwriting Discount		%	$		%	$		%	$		%	$		%	$
Proceeds to us (before expenses)(1)		%	$		%	$		%	$		%	$		%	$

(1)	Plus accrued interest, if any, from , 2026 if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about    , 2026, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Joint Book-Running Managers

Barclays	Citigroup	J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is    , 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

When used in this prospectus supplement, the terms “ServiceNow,” “we,” “us” and “our” refer to ServiceNow, Inc. and to its subsidiaries unless expressly stated or otherwise required by the context.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering. The second part is the accompanying prospectus, dated May 6, 2024, which provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of notes. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” and “Incorporation of Documents By Reference” and any free writing prospectus we file with the SEC relating to this offering before investing in the notes.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ServiceNow, the ServiceNow logo, Now and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. This prospectus supplement also includes references to trademarks and service marks of other entities, and those trademarks and service marks are the property of their respective owners.

S-ii

SUMMARY

The following is a summary of the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you. You should read this prospectus supplement in its entirety, the accompanying prospectus and the documents incorporated herein and therein by reference, especially the information discussed under the heading “Risk Factors” herein and in the documents incorporated by reference, before investing in the notes.

ServiceNow, Inc.

ServiceNow delivers solutions that help public and private organizations govern, secure and manage artificial intelligence (“AI”) and digitalize and streamline workflows to drive collaboration, productivity and better experiences across the enterprise. At the core of these solutions is the ServiceNow AI Platform (“Platform”), a robust, cloud-based Platform that facilitates comprehensive delivery of seamless workflows and drives digital transformation across all departments and personas within an organization. Our Platform’s single data fabric and integrated data layer supports organizations’ operationalization of their AI strategy with speed, scale and security. Our workflow applications built on the Platform are grouped into four areas: Technology, CRM and Industry, Core Business, and Creator and Other. We offer an innovative suite of products, including AI-powered applications, and services designed to automate workflows, integrate systems and empower employees, regardless of existing systems, cloud environments or collaboration tools. Our one platform architecture provides the foundation for organizations to seamlessly integrate AI, data, and workflows and create intelligent processes across their enterprise.

Recent Developments

Revolving Credit Facility

On April 1, 2026, we entered into a credit agreement with certain institutional lenders that provides for a $3.0 billion unsecured revolving credit facility (the “Credit Facility”), with an option to increase the amount of the Credit Facility by up to an additional $2.0 billion, subject to certain conditions, including board approval. The Credit Facility matures on April 1, 2031. Any borrowings under our Credit Facility bear interest, at our option, either at a base rate, or at an adjusted benchmark rate plus a spread of 0.60% to 1.00%, in each case, with such spread being determined based on our credit rating. We are also obligated to pay an ongoing commitment fee on undrawn amounts. Funds borrowed under the Credit Facility may be used for general corporate purposes.

Commercial Paper

On April 1, 2026, we established a commercial paper program (the “Commercial Paper Program”) pursuant to which we may issue short-term, unsecured commercial paper notes up to a total of $3.0 billion outstanding at any time, with maturities not to exceed 397 days from the date of issuance. The notes are sold at a discount from par or at par and bear interest at rates determined at the time of issuance. Net proceeds from this program are expected to be used for general corporate purposes. As of April 22, 2026, we have $2.1 billion of commercial paper outstanding.

Short-term Debt

On April 17, 2026, we entered into a credit agreement for a senior unsecured term loan (the “Term Loan”) of up to $4.0 billion and borrowed the full $4.0 billion under the Term Loan to fund a portion of the cash consideration for our acquisition of Armis Security Ltd. (“Armis”). The Term Loan matures on October 16, 2026, with an option to extend the maturity for an additional six months, subject to certain conditions.

Borrowings under our Term Loan bear interest at a secured overnight financing rate plus a spread of 0.60% to 1.00%, in each case with such spread being determined based on our credit rating.

Business Combination

On April 20, 2026, we acquired all outstanding shares of Armis, a cyber-exposure management and cyber-physical security solutions provider, for approximately $7.8 billion cash consideration. The acquisition is intended to expand our security workflow offerings and advance AI-native, proactive cybersecurity and vulnerability response across all connected devices.

Additional Information

We were incorporated as Glidesoft, Inc. in California in June 2004 and changed our name to Service-now.com in February 2006. In May 2012, we reincorporated in Delaware as ServiceNow, Inc. Our principal executive offices are located at 2225 Lawson Lane, Santa Clara, California 95054, and our telephone number is (408) 501-8550. Our website address is http://www.servicenow.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference.

Issuer	ServiceNow, Inc., a Delaware corporation.

Notes Offered	$ aggregate principal amount of our % notes due , 20 ;

$ aggregate principal amount of our % notes due , 20 ;

$ aggregate principal amount of our % notes due , 20 ;

$ aggregate principal amount of our % notes due , 20 ; and

$ aggregate principal amount of our % notes due , 20 .

Maturity Date	The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

Interest Rate	The 20 notes will bear interest at a rate of % per annum.

The 20 notes will bear interest at a rate of % per annum.

The 20 notes will bear interest at a rate of % per annum.

The 20 notes will bear interest at a rate of % per annum.

The 20 notes will bear interest at a rate of % per annum.

Interest Payment Dates	We will pay interest on the 20 notes on and of each year, beginning on , 2026.

We will pay interest on the 20 notes on and of each year, beginning on , 2026.

We will pay interest on the 20 notes on and of each year, beginning on , 2026.

We will pay interest on the 20 notes on and of each year, beginning on , 2026.

We will pay interest on the 20 notes on and of each year, beginning on , 2026.

Ranking	The notes will be senior unsecured obligations of ours and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding, including any indebtedness outstanding under our Credit Facility and Commercial Paper Program. The notes will be effectively subordinated in right of payment to any secured indebtedness of ours to the extent of the value of the assets securing such indebtedness. The notes will be senior in right of payment to any of our future indebtedness that is subordinated to the notes. The notes will also be structurally subordinated in right of payment to all liabilities of our subsidiaries. As of March 31, 2026, we had $1.5 billion aggregate principal amount of indebtedness for borrowed money, consisting solely of our 1.400% notes due 2030 (the “2030 notes”). As of March 31, 2026, ServiceNow’s subsidiaries had no outstanding liabilities, excluding accounts payables or trade payables, inter-company liabilities, deferred revenue, other accrued liabilities arising in the ordinary course of business and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP. See “Recent Developments” for indebtedness incurred subsequent to March 31, 2026.

Optional Redemption	We may, at our option, redeem any series of notes, in whole or in part, at any time or from time to time at the redemption prices determined as set forth under the heading “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” each holder of any series of notes will have the right to require us to repurchase all or any part of that holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries (as defined therein) to:

•	create certain liens; and

•	enter into certain sale and leaseback transactions.

However, each of these covenants is subject to a number of significant qualifications and exceptions. You should read “Description of Notes—Certain Covenants” in this prospectus supplement and the indenture for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to material assets owned by us and to enter into material sale and leaseback transactions.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million, after deducting the underwriting discounts and the estimated offering expenses payable by us. We expect to use the net proceeds from the offering of the notes to fund the repayment of outstanding borrowings under the Term Loan, drawn to finance the acquisition of Armis. See “Use of Proceeds.”

Conflicts of Interest	We expect to use the net proceeds from the offering of the notes to fund the repayment of outstanding borrowings under the Term Loan, drawn to finance the acquisition of Armis. Affiliates of certain of the underwriters are lenders under our Term Loan. To the extent that any underwriter (or its respective affiliates) holds any of such outstanding debt, it would receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC. Investors may elect to hold the interests in the global notes through any of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, S.A., as described under “Description of Notes—Book-Entry; Delivery and Form; Global Notes” and “Description of Notes—Euroclear and Clearstream, Luxembourg” in this prospectus supplement.

Further Issuances	We may, without the consent of existing holders, increase the principal amount of any series of notes by issuing more notes in the future, on the same terms and conditions (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), and with the same CUSIP number as such series of notes (unless the additional notes of a series are not fungible for U.S. federal income tax purposes with such series, in which case the additional notes will have a separate CUSIP number), in each case, as the applicable series of notes being offered by this prospectus supplement. We do not plan to inform the existing holders if we re-open any series of notes to issue and sell additional notes of the applicable series in the future. Additional notes issued in this manner will be consolidated with and will form a single series with the applicable series of notes being offered hereby.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as information under the heading “Risk Factors” and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the notes offered hereby.

Governing Law	The indenture will provide that New York law will govern any action regarding the notes brought pursuant to the indenture.

Trustee	U.S. Bank Trust Company, National Association.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth our summary consolidated statements of comprehensive income data for the years ended December 31, 2025, 2024 and 2023 and the three months ended March 31, 2026 and 2025 and our summary consolidated balance sheet data as of December 31, 2025 and 2024 and March 31, 2026. The summary consolidated statements of comprehensive income data for each of the years ended December 31, 2025, 2024 and 2023 and the summary consolidated balance sheet data as of December 31, 2025 and 2024 presented below were derived from our audited consolidated financial statements. The consolidated statements of comprehensive income data for the three months ended March 31, 2026 and 2025 and the consolidated balance sheet data as of March 31, 2026 presented below have been derived from our unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, that in the opinion of management are necessary for a fair statement of results for the interim periods presented. Our historical results are not necessarily indicative of the results to be expected for the full year ending December 31, 2026 or any future periods. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, both of which are incorporated herein by reference.

	Three Months Ended March 31,		Years Ended December 31,
	2026	2025	2025	2024	2023
	(in millions, except number of shares which are reflected in thousands and per share data)
Consolidated Statements of Comprehensive Income Data:
Total revenues	$3,770	$3,088	$13,278	$10,984	$8,971
Net income	$469	$460	$1,748	$1,425	$1,731
Net income per share—basic	$0.45	$0.44	$1.69	$1.38	$1.70
Net income per share—diluted	$0.45	$0.44	$1.67	$1.37	$1.68
Weighted-average shares used to compute net income per share—basic	1,035,138	1,034,098	1,036,470	1,029,169	1,020,685
Weighted-average shares used to compute net income per share—diluted	1,039,884	1,046,852	1,046,691	1,042,113	1,027,953

	As of March 31,	As of December 31,
	2026	2025	2024
	(in millions)
Consolidated Balance Sheet Data:
Total assets	$24,381	$26,038	$20,383
Deferred revenue, current and non-current portion	$8,129	$8,434	$6,914
Long-term debt, net	$1,491	$1,491	$1,489

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the specific risk factors set forth below and in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. The risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2025 are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects. If any such risks actually occur, our business, financial condition and results of operations would suffer. In that event, you may lose all or part of your investment.

Risks Related to the Notes

The notes and the indenture governing the notes do not restrict the amount of additional unsecured debt that we may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that we may incur. Our incurrence of additional debt, including incurrence under our Credit Facility and Commercial Paper Program, may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a potential decline in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

The notes are obligations exclusively of ServiceNow, Inc. and not of our subsidiaries, and payment to holders of the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes are not guaranteed by any of our subsidiaries and therefore the notes will be structurally subordinated to any secured and unsecured indebtedness and other liabilities of our subsidiaries. The notes will be structurally subordinated to our subsidiaries’ obligations with respect to that indebtedness, and our guarantee of that indebtedness will rank equal in right of payment with the notes. In addition, our obligations under the notes will be structurally subordinated to guarantees by our subsidiaries of our indebtedness. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, and in certain jurisdictions may not be permitted, to make payments on the notes or to make funds available to us for that purpose, whether by dividends, loans, distributions or other payments. As of March 31, 2026, our subsidiaries had no outstanding liabilities, excluding accounts payables or trade payables, inter-company liabilities, deferred revenue, other accrued liabilities arising in the ordinary course of business and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP; however, the terms of the notes and the indenture governing the notes do not preclude our subsidiaries from incurring debt or other liabilities or providing guarantees that will be structurally senior to the notes.

The notes are our unsecured obligations and will be effectively junior to secured indebtedness that we may incur or issue.

The notes will be unsecured obligations. Holders of any secured debt that we may incur or issue may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. In the event of our bankruptcy, liquidation or similar proceeding, holders of our secured debt would be entitled to proceed against their collateral, and the assets securing that collateral may not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively junior to any secured debt that we may incur or issue, to the extent of the value of the assets securing such debt.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” each holder of any series of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but not including the date of repurchase. If we experience a change of control repurchase event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase any series of notes. Our failure to repurchase the notes of any series as required under the indenture governing the notes would result in a default under the indenture and could cause a cross-default on other indebtedness that we may have.

You may not be able to determine when a change of control repurchase event has occurred.

As described under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” the definition of “change of control,” which is a condition precedent to a change of control repurchase event, includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries, taken as a whole. There is no precisely established definition of the phrase “all or substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

The terms of the indenture governing the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

As described under “Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event,” upon the occurrence of a change of control repurchase event, holders of notes are entitled to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to but not including the date of repurchase. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of any series of notes, but which would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase any series of notes prior to their maturity.

Our debt service obligations, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, may adversely affect our financial condition and cash flows from operations.

As our 2030 notes mature and the notes offered hereby mature, we will have to expend significant resources to either repay or refinance these notes. If we decide to refinance any series of notes, we may be required to do so on different or less favorable terms or we may be unable to refinance such series of notes at all, both of which may adversely affect our financial condition.

Maintenance of our indebtedness, contractual restrictions, and additional issuances of indebtedness could:

•	cause us to dedicate a substantial portion of our cash flows from operations towards debt service obligations and principal repayments;

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	impair our ability to obtain future financing for working capital, capital expenditures, acquisitions, general corporate or other purposes; and

•

due to limitations within the debt instruments, restrict our ability to grant liens on property, enter into certain mergers, dispose of all or substantially all of the assets of us and our subsidiaries, taken as a whole, materially change our business or incur subsidiary indebtedness, subject to customary exceptions.

We will be required to comply with the covenants set forth in the indenture governing the notes. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the note holders or lenders, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Downgrades in our credit ratings could restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

The provisions of the notes will not necessarily protect holders of the notes in the event of a highly leveraged transaction.

The terms of the notes and the indenture governing the notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect holders of the notes, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. As a result, we could enter into such a transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the credit ratings of any series of notes, or, even if they do, may not necessarily constitute a change of control repurchase event that affords you the protections described in this prospectus supplement. If any such transaction should occur, the value of the notes may decline.

Our credit ratings may not reflect all of the risks of an investment in the notes.

Our credit ratings are an independent assessment of our ability to pay debt obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of any series of notes. Our credit ratings, however, may not reflect the potential impact that risks related to structural, market or other factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may have on the value of your notes.

The trading price for any series of notes will be directly affected by many factors, including our credit rating, the condition of the financial and credit markets and prevailing interest rates.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of any series of notes, or the trading market for any series of notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and any such fluctuation may impact the trading price of the notes. In general, other things being equal, an increase in prevailing interest rates will adversely affect the trading price of the notes.

Our business operations may not generate the cash needed to service and repay the notes.

Our ability to make payments on each series of notes will depend on our ability to generate cash in the future, which, in turn, is subject to a variety of risks and uncertainties, many of which are beyond our control. At maturity, the entire outstanding principal amount of each series of notes will become due and payable by us. We may not have sufficient funds to pay the principal of, or the premium (if any) or interest on, such notes. If we do not have sufficient funds on hand or available through borrowing facilities or through cash generated from our operations, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary on terms that are satisfactory to us or at all.

An active trading market may not develop for the notes, which could limit their market price or your ability to sell the notes.

Each series of notes constitutes a new issue of debt securities for which there currently is no trading market. As a result, we cannot provide any assurances that any market will develop for the notes or that you will be able to sell your notes. We do not intend to list the notes on any national securities exchange or any automated quotation system. If any of the notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the markets for similar securities, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so, and may discontinue any market-making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the any series of notes, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price of the notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

The indenture governing the notes contains limited covenants and does not limit certain activities that could adversely affect our ability to satisfy our obligations under the notes.

The indenture governing the notes contains limited covenants that may not protect your investment in the notes. For instance, the notes and the indenture governing the notes do not restrict our ability to, among other things, repurchase our common stock, make investments or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes. The ability of us and our subsidiaries to use funds for numerous purposes may limit the funds available to us to satisfy our obligations under the notes. Furthermore, the indenture governing the notes contains only limited protections in the event of a change of control repurchase event as described in this prospectus supplement. The indenture governing the notes also does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes of any series prior to maturity. We may redeem these notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the applicable series of notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the risks described in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, including those described in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement, in the case of the accompanying prospectus or the documents incorporated by reference, the date of any such document. Unless required by law, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    million, after deducting the underwriting discounts and the estimated offering expenses payable by us.

We expect to use the net proceeds from the offering of the notes to fund the repayment of outstanding borrowings under the Term Loan, drawn to finance the acquisition of Armis.

Conflicts of Interest

We expect to use the net proceeds from the offering of the notes to fund the repayment of outstanding borrowings under the Term Loan, drawn to finance the acquisition of Armis. Affiliates of certain of the underwriters are lenders under our Term Loan. To the extent that any underwriter (or its respective affiliates) holds any of such outstanding debt, it would receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, marketable securities and long-term marketable securities and capitalization as of March 31, 2026:

•	on an actual basis;

•	on an as adjusted basis to give effect to the borrowings under the Commercial Paper Program and Term Loan; and

•

on an as further adjusted basis to give effect to the receipt of the estimated $    million of net proceeds from the sale of the notes in this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, and the use of the net proceeds from the sale of the notes to repay the Term Loan.

You should read this table together with our financial statements and notes thereto and other financial and operating data included elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus.

	As of March 31, 2026
	Actual	As Adjusted	As Further Adjusted
	(In millions, except par value and share count)
Cash and cash equivalents	$2,702	$8,802	$
Marketable securities	2,480	2,480
Long-term marketable securities	2,724	2,724

Total cash and cash equivalents, marketable securities and long-term marketable securities(1)	$7,906	$14,006	$

Debt:
1.400% notes due 2030(2)	1,500	1,500
Commercial paper	—	2,100
Term Loan	—	4,000
% notes due 20 offered hereby	—	—
% notes due 20 offered hereby	—	—
% notes due 20 offered hereby	—	—
% notes due 20 offered hereby	—	—
% notes due 20 offered hereby	—	—

Total debt, current and long term(2)	$1,500	$7,600	$

Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000 shares authorized, no shares issued or outstanding, actual, as adjusted and as further adjusted	$—	$—		$—
Common stock, $0.001 par value: 3,000,000 shares authorized, 1,069,934 shares issued, and 1,031,308 shares outstanding, actual; 3,000,000 shares authorized, 1,069,934 shares issued, and 1,031,308 shares outstanding, as adjusted and as further adjusted	1	1
Treasury stock, at cost: 38,626 shares held, actual; 38,626 shares held, as adjusted and as further adjusted	(5,375)	(5,375)
Additional paid-in capital	11,384	11,384
Accumulated other comprehensive income	7	7
Retained earnings	5,711	5,711

Total stockholders’ equity	11,728	11,728

Total capitalization	$13,228	$19,328	$

(1)

Consists primarily of money market funds, certificates of deposit, corporate notes and bonds, government and agency securities and other debt securities with a minimum rating of BBB by S&P (as defined herein), Baa2 by Moody’s (as defined herein), or BBB by Fitch Ratings.

(2)	Reflects outstanding principal amount.

DESCRIPTION OF NOTES

We have summarized below some of the most material terms of each series of notes and the indenture and the supplemental indenture governing the notes. This summary is not complete. The following description of the particular terms of each series of notes sets forth the description of the debt securities that may be offered under the accompanying prospectus. We urge you to read the indenture and the supplemental indenture because they, and not this description, define your rights as holders of these notes.

Each series of notes will be issued under an indenture, between ServiceNow and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture to be entered into concurrently with the delivery of each series of notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and each series of notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all information that you may find useful. Capitalized terms used and not defined in this summary have the meanings specified in the indenture. References to “ServiceNow” in this section of this prospectus supplement are only to ServiceNow, Inc. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•

the notes will be senior unsecured obligations of ServiceNow and will rank equally with all other senior unsecured and unsubordinated debt obligations of ServiceNow from time to time outstanding, including any indebtedness outstanding under our Credit Facility and Commercial Paper Program;

•	the notes will be effectively subordinated in right of payment to any secured indebtedness of ServiceNow to the extent of the value of the assets securing such indebtedness;

•	the notes will be senior in right of payment to any future indebtedness of ServiceNow that is subordinated to the notes;

•

the notes will be structurally subordinated to all liabilities of ServiceNow’s subsidiaries. As of March 31, 2026, ServiceNow’s subsidiaries had no outstanding liabilities, excluding accounts payables or trade payables, inter-company liabilities, deferred revenue, other accrued liabilities arising in the ordinary course of business and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP;

•

the 20   notes initially will be limited to $    aggregate principal amount, the 20   notes initially will be limited to $    aggregate principal amount, the 20   notes initially will be limited to $    aggregate principal amount, the 20   notes initially will be limited to $    aggregate principal amount and the 20   notes initially will be limited to $    aggregate principal amount (in each case, subject to the rights of ServiceNow to issue additional notes as described under “—Further Issuances” below);

•

the 20   notes will accrue interest at a rate of   % per year, the 20   notes will accrue interest at a rate of   % per year, the 20   notes will accrue interest at a rate of   % per year, the 20   notes will accrue interest at a rate of   % per year and the 20   notes will accrue interest at a rate of   % per year;

•

the 20   notes will mature on    , 20  , the 20   notes will mature on    , 20  , the 20   notes will mature on    , 20 , the 20   notes will mature on    , 20   and the 20   notes will mature on    , 20  , in each case, unless redeemed or repurchased prior to the maturity date;

•

Interest will be paid semi-annually on the 20   notes on and of each year, beginning on     , 2026, on the 20   notes on and of each year, beginning on    , 2026, on the 20   notes on and of each year, beginning on     , 2026, on the 20   notes on and of each year, beginning on     , 2026 and on the 20   notes on and of each year, beginning on     , 2026.

•

interest will accrue on each series of notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on and of each year, beginning on    , 2026;

•	ServiceNow may redeem each series of notes prior to maturity, in whole or in part, as described under “—Optional Redemption” below;

•

ServiceNow may be required to repurchase each series of notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes Upon a Change of Control Repurchase Event” below;

•	the notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), but in certain limited circumstances may be represented by notes in definitive form (see “—Book-Entry; Delivery and Form; Global Notes” below); and

•	the notes will be exchangeable and transferable at the office or agency of ServiceNow maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each series of notes will be paid to the person in whose name that note is registered at the close of business on or, as the case may be, immediately preceding the relevant interest payment date. Interest on each series of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by ServiceNow) are authorized or obligated by law or executive order to close.

ServiceNow does not intend to list the notes on any securities exchange or include the notes in any automated quotation system.

The notes will not be subject to any sinking fund.

ServiceNow may, subject to compliance with applicable law, at any time purchase any series of notes in the open market or otherwise.

The indenture does not contain any provisions that would limit ServiceNow’s ability to incur additional unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on each series of notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by ServiceNow for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any series of notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of ServiceNow, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $2,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but ServiceNow may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. ServiceNow is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

Subject to all applicable escheatment laws, all amounts of principal of and premium, if any, and interest on each series of notes paid by ServiceNow that remain unclaimed two years after such payment was due and payable will be repaid to ServiceNow, and the holders of such notes will thereafter look solely to ServiceNow for payment and all liability of the trustee shall thereupon cease.

Ranking

The notes will be senior unsecured obligations of ServiceNow and will rank equally in right of payment with all other senior unsecured and unsubordinated obligations of ServiceNow from time to time outstanding, including any indebtedness outstanding under our Credit Facility and Commercial Paper Program.

The notes will effectively rank junior to any secured indebtedness of ServiceNow to the extent of the assets securing such indebtedness, and structurally subordinated to all liabilities of its subsidiaries. The notes will be senior in right of payment to any future indebtedness of ServiceNow that is subordinated to the notes. As of March 31, 2026, ServiceNow did not have any outstanding secured indebtedness. ServiceNow derives a portion of its operating income and cash flow from its subsidiaries. Therefore, ServiceNow’s ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from its subsidiaries. As of March 31, 2026, we had $1.5 billion aggregate principal amount of indebtedness for borrowed money, consisting solely of the 2030 notes. As of March 31, 2026, ServiceNow’s subsidiaries had no outstanding liabilities, excluding accounts payables or trade payables, inter-company liabilities, deferred revenue, other accrued liabilities arising in the ordinary course of business and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP. After giving effect to this offering and the application of the net proceeds therefrom to fund the repayment of the Term Loan and to give effect to borrowings under the Commercial Paper Program, ServiceNow would have had $   of indebtedness outstanding as of March 31, 2026.

Claims of creditors of ServiceNow’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of ServiceNow’s creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of ServiceNow’s subsidiaries.

Optional Redemption

Prior to the applicable Par Call Date (as defined below) (or in the case of the 20   notes, at any time prior to maturity), ServiceNow may redeem the applicable series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (in the case of the 20   notes, 20   notes, 20   notes and 20   notes, assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day

year consisting of twelve 30-day months) at the Treasury Rate plus     basis points in the case of the 20   notes, plus     basis points in the case of the 20  notes, plus    basis points in the case of the 20    notes, plus     points in the case of the 20      notes and plus      basis points in the case of the 20   notes, in each case, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, ServiceNow may redeem the 20   notes, 20   notes, 20   notes and 20   notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Par Call Date” means, with respect to the 20   notes,    , 20   (the date that is      months prior to the maturity date of the 20   notes), with respect to the 20   notes,     , 20   (the date that is      months prior to the maturity date of the 20   notes), with respect to the 20   notes,     , 20   (the date that is      months prior to the maturity date of the 20   notes) and with respect to the 20   notes,     , 20   (the date that is      months prior to the maturity date of the 20   notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by ServiceNow in accordance with the following two paragraphs.

The Treasury Rate shall be determined by ServiceNow after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, ServiceNow shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, ServiceNow shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, ServiceNow shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, ServiceNow shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ServiceNow’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

If less than all of the notes of an applicable series are to be redeemed or purchased at any time, the trustee shall select the notes or portions thereof to be redeemed or purchased, in the case of global notes, by lot based on the applicable procedures of DTC or, in the case of certificated notes, on a pro rata basis, by lot or such other selection as the trustee deems fair and appropriate. No notes of less than $2,000 may be redeemed or repurchased in part. Notes in denominations larger than $2,000 may be redeemed or purchased in part, but only in integral multiples of $1,000 in excess thereof, unless all of the notes held by a holder are to be redeemed or purchased.

Notice of any redemption will be delivered at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. At ServiceNow’s request, the trustee shall give the notice of redemption on behalf of ServiceNow and at ServiceNow’s expense; provided, however, that ServiceNow shall have delivered to the trustee, at least five business days prior to the date on which the notice of redemption will be sent (or such shorter period as is acceptable to the trustee), an officers’ certificate requesting that the trustee give such notice and setting forth the information to be stated in the notice as provided in the indenture.

Unless ServiceNow defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of notes, or portions thereof, called for redemption.

Purchase of Notes Upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless ServiceNow has exercised its right to redeem any series of notes as described above, each holder of the notes will have the right to require ServiceNow to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of ServiceNow, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, ServiceNow will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and ServiceNow’s obligation to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). The notice shall, if delivered prior to the date of consummation of the change of control, state that ServiceNow’s obligation to repurchase the notes is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. ServiceNow will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, ServiceNow will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, ServiceNow will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its change of control notice;

(2)

no later than 10:00 a.m., New York City time, deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all the notes or portions of the notes properly tendered; and

(3)

deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of the applicable series of notes being repurchased by ServiceNow.

The paying agent will promptly deliver to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

ServiceNow will not be required to repurchase any series of notes upon a change of control repurchase event if a third party agrees to repurchase such series of notes in the manner, at the times and otherwise in compliance with the requirements for ServiceNow under the indenture for such series of notes and such third party repurchases all notes properly tendered and not withdrawn by the holders.

The change of control repurchase event feature of any series of notes may in certain circumstances make more difficult or discourage a sale or takeover of ServiceNow and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between ServiceNow and the underwriters. ServiceNow has no present intention to engage in a transaction involving a change of control, although it is possible that ServiceNow could decide to do so in the future. Subject to the limitations discussed below, ServiceNow could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of ServiceNow or credit ratings of any series of notes. Restrictions on the ability of ServiceNow to incur liens and enter into sale and leaseback transactions are contained in the covenants as described under “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of any series of notes protection in the event of a highly leveraged transaction.

The phrase “all or substantially all,” as used with respect to the assets of ServiceNow and its subsidiaries in the definition of “change of control,” is subject to interpretation under applicable law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of ServiceNow and its subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

ServiceNow may not have sufficient funds to repurchase all the notes of any series upon a change of control repurchase event. In addition, even if it has sufficient funds, ServiceNow may be prohibited from repurchasing the notes of any series under the terms of its future debt instruments. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control repurchase event.”

If holders of not less than 95% in aggregate principal amount of the outstanding notes of an applicable series validly tender and do not withdraw such notes in a change of control notice and ServiceNow, or any third party making a change of control notice in lieu of ServiceNow, as described above, repurchases all of the applicable series of notes validly tendered and not withdrawn by such holders, ServiceNow will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such repurchase pursuant to the change of control notice described above, to redeem all notes of such series that remain outstanding following such repurchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ServiceNow and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to ServiceNow or one of its subsidiaries; (2) the adoption of a plan by ServiceNow’s board of directors relating to ServiceNow’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the aggregate of the total voting power of the voting stock of ServiceNow or other voting stock into which ServiceNow’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or (4) ServiceNow consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, ServiceNow, in any such event pursuant to a transaction in which any of the outstanding voting stock of ServiceNow or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of ServiceNow’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (a) ServiceNow becomes a direct or indirect wholly owned subsidiary of a holding company and (b) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of ServiceNow’s voting stock immediately prior to that transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any substitute rating agency.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of ServiceNow, a substitute rating agency.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of

S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and—for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB— to B+, will constitute a decrease of one gradation).

“ratings event” with respect to each series of notes, means the rating on the notes is lowered by each of the rating agencies, and such notes are rated below investment grade by each of the rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by ServiceNow of its intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates the notes below investment grade or (y) publicly announces that it is no longer considering the notes for possible downgrade, provided that no such extension will occur if on such 60th day the notes are rated investment grade by at least one of such rating agencies in question and are not subject to review for possible downgrade by such rating agency). If either rating agency is not providing a rating of the notes on any day during the trigger period for any reason, the rating of such rating agency shall be deemed to have ceased to be rated investment grade during the trigger period.

“S&P” means Standard & Poor’s Global Ratings, a division of The McGraw-Hill Companies, Inc.

“substitute rating agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of ServiceNow’s board of directors or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

ServiceNow may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of any series having the same terms as, and ranking equally and ratably with, the notes of such series in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes and will vote together as one class on all matters with respect to such series of notes, as the case may be; provided that if the additional notes are not fungible with the outstanding notes of an applicable series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Certain Covenants

Except as set forth below, neither ServiceNow nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of ServiceNow or of such subsidiaries, or

•	purchasing or redeeming capital stock of ServiceNow or such subsidiaries.

In addition, ServiceNow will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any series of notes upon a change of control or other events involving ServiceNow or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “—Purchase of Notes Upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of any series of notes any protections in the event of a highly leveraged or other transaction involving ServiceNow that may adversely affect holders of the notes, except to the limited extent provided under “—Purchase of Notes Upon a Change of Control Repurchase Event.”

The indenture will contain the following principal covenants:

Limitation on Liens

ServiceNow will not incur, and will not permit any of its restricted subsidiaries to incur, any indebtedness secured by a Lien (as defined below) upon (a) any Principal Property of ServiceNow or any of its restricted subsidiaries or (b) any shares of stock or indebtedness of any of its restricted subsidiaries (whether such Principal Property or shares or indebtedness of any restricted subsidiary are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of ServiceNow, any other indebtedness or guarantees of ServiceNow or any of its subsidiaries ranking equally in right of payment with the notes or such guarantee) are equally and ratably secured with or, at the option of ServiceNow, prior to, such secured indebtedness. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of such Lien that gave rise to the obligation to secure the notes under this covenant.

The foregoing restriction does not apply to:

(1)

Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes a subsidiary of ServiceNow or a subsidiary of any subsidiary of ServiceNow, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)

Liens on property, shares of stock or indebtedness existing at the time of acquisition by ServiceNow or any of its subsidiaries or a subsidiary of any subsidiary of ServiceNow of such property, shares of stock or indebtedness or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3)	Liens securing indebtedness of ServiceNow or any of ServiceNow’s subsidiaries owing to ServiceNow or any of its subsidiaries;

(4)	Liens existing on the date of the initial issuance of the notes (other than any additional notes);

(5)

Liens on property or assets of a person existing at the time such person is merged into or consolidated with ServiceNow or any of its subsidiaries, at the time such person becomes a subsidiary of ServiceNow, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to ServiceNow or any of its subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure the notes of any series;

(8)

Liens imposed by law, such as materialmen’s, workmen’s or repairmen’s, carrier’s, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)	Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11)

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)

Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the property covered thereby in the ordinary course of business and which do not, in ServiceNow’s opinion, materially detract from the value of such properties;

(13)

Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(14)

Liens on assets subject to a sale and leaseback transaction securing attributable debt permitted to be incurred as described following the caption “—Certain Covenants—Limitation on Sale and Leaseback Transactions;” or

(15)

any extensions, renewals or replacements of any Lien referred to in clauses (1) through (14) without increase of the principal of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (14) shall not extend to or cover any property of ServiceNow or any of its subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, ServiceNow and its restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing any series of notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (15) above), together with all attributable debt outstanding pursuant to the second paragraph of the “—Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed 15% of the Consolidated Net Tangible Assets of ServiceNow calculated as of the date of the creation or incurrence of the Lien. ServiceNow and its restricted subsidiaries also may, without equally and ratably securing any series of notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions

ServiceNow will not, and will not permit any of its restricted subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)

such transaction is with respect to a Principal Property and a binding commitment with respect thereto is entered into within one year after the later of (i) the date of the initial issuance of the notes or (ii) the date such Principal Property was acquired;

(2)	such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes);

(3)	such transaction was for the sale and leasing back to ServiceNow or any of its wholly owned subsidiaries of any Principal Property by one of its restricted subsidiaries;

(4)	such transaction involves a lease for not more than three years (or which may be terminated by ServiceNow or its subsidiaries within a period of not more than three years);

(5)

ServiceNow would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing any series of notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above; or

(6)

ServiceNow or any restricted subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of indebtedness that is pari passu with the notes (including the notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, ServiceNow may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, ServiceNow and its restricted subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed 15% of the Consolidated Net Tangible Assets of ServiceNow calculated as of the closing date of the sale and leaseback transaction.

Definitions

The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by ServiceNow’s board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of ServiceNow and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities (excluding deferred revenues), as reflected on the most recent consolidated balance sheet prepared by ServiceNow in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q filed or any amendment thereto (and not subsequently disclaimed as not being reliable by ServiceNow) pursuant to the Exchange Act by ServiceNow prior to the time as of which “Consolidated Net Tangible Assets” is being determined or, if ServiceNow is not required to so file, as reflected on its most recent consolidated balance sheet prepared by ServiceNow in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means (without duplication), with respect to any person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, deferred revenue and other accrued liabilities arising in the ordinary course of business), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP.

“Lien” means, with respect to any property or assets of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any capitalized lease obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by ServiceNow or any direct or indirect subsidiaries of ServiceNow or (2) the financing of a project involving the development or expansion of properties of ServiceNow or any direct or indirect subsidiaries of ServiceNow, as to which the obligee with respect to such indebtedness or obligation has no recourse to ServiceNow or any direct or indirect subsidiary of ServiceNow or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the land, improvements, buildings and fixtures owned by ServiceNow or any of its wholly-owned domestic subsidiaries that constitutes ServiceNow’s (i) principal offices in Santa Clara, California, and (ii) any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except (in the case of (ii)) (a) such as ServiceNow’s board of directors (or authorized committee thereof) by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of ServiceNow and its subsidiaries taken as a whole) not to be of material importance to ServiceNow’s and its subsidiaries’ business, taken as a whole or (b) has a net book value that, on the date of determination as to whether a property is a Principal Property is being made, is less than 0.75% of Consolidated Net Tangible Assets.

“restricted subsidiary” means any domestic subsidiary that owns any Principal Property other than:

(1)	Any subsidiary primarily engaged in financing receivables or in the finance business; or

(2)	Any of our less than 80%-owned subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Events of Default

Each of the following is an “event of default” under the indenture with respect to each series notes:

(1)

default in the payment of any interest on any note when it becomes due and payable, and the continuance of such default for a period of 30 days or more (unless the entire amount of such payment is deposited by ServiceNow with the trustee or a paying agent prior to the expiration of such 30-day period);

(2)	default in the payment of the principal of or any premium, if any, on any note when due at its maturity, upon optional redemption as set forth under “—Optional Redemption” or otherwise;

(3)

failure by ServiceNow to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in accordance with the covenant set forth under “—Purchase of Notes Upon a Change of Control Repurchase Event”;

(4)

defaults in the observance or performance of any other covenant by ServiceNow in the indenture (other than those referred to in (1), (2) or (3) above), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the applicable series of notes then outstanding as provided in the indenture; and

(5)	certain events in bankruptcy, insolvency or reorganization with respect to ServiceNow.

Remedies If an Event of Default Occurs

The indenture provides that if an event of default has occurred with respect to any series of notes (other than an event of default arising under clause (5) above) and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of such series of notes then outstanding may declare the entire principal amount of all such series of notes then outstanding to be immediately due and payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the applicable series of notes will be automatically accelerated, without any action by the trustee or any holder. At any time after the principal of the applicable series of notes shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered for such series of notes as provided in the indenture, the holders of a majority in principal amount of outstanding notes of such series may by written notice to us and the trustee may, on behalf of the holders of the such series of notes, rescind and annul such acceleration and its consequences if:

(1)

we have paid or caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon the applicable series of notes and the principal of and premium, if any, on such series of notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the applicable series of notes to the date of such payment or deposit), and

(2)

any and all events of default under the indenture with respect to such series of notes, other than the nonpayment of accelerated principal on the notes that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the indenture.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

No holder of the notes will have any right (by virtue or by availing of any provision of the indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise) to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	such holder shall have given the trustee written notice that an event of default has occurred and remains uncured;

(2)

the holders of not less than 25% in principal amount of outstanding notes of an applicable series have made a written request that the trustee take action because of the event of default, and offer security or indemnity to the trustee against the costs, losses, expenses and other liabilities of taking that action; and

(3)

the trustee has failed to take action for 60 days after receipt of the above notice and offer of security or indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of outstanding notes of an applicable series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date of that payment.

Modifications of the Indenture

With respect to each series of notes, without the consent of the holders of such notes, ServiceNow and the trustee may amend or supplement the indenture for any of the following purposes:

(1)	to cure any ambiguity, defect or inconsistency in the indenture or the notes;

(2)

to make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the notes;

(3)	to comply with covenants in the indenture regarding mergers and sales of assets;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to add to the covenants of ServiceNow or add any additional events of default for the benefit of the notes, or secure the notes;

(6)	to provide for the issuance of and establish the form and terms and conditions of the notes as permitted by the indenture;

(7)	to evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; or

(8)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition, with respect to each series of notes, with the consent of the holders of not less than a majority in principal amount of outstanding notes of such series affected by the amendments, ServiceNow and the trustee may amend the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the notes; provided, however, that no such amendment or supplement, without the consent of the holder of each note affected thereby, shall:

(1)	change the stated maturity of the principal of, or any installment of principal of or interest on, any notes;

(2)	reduce the principal amount of or the rate of interest thereon or any premium payable upon redemption of any notes;

(3)

reduce the amount of the principal of any note which would be due and payable at maturity or upon a declaration of acceleration of the maturity, a redemption or a change of control or following an event of default;

(4)	change the place or currency of payment for the notes;

(5)	waive a redemption payment with respect to any note, or change any of the provisions with respect to the redemption of any notes;

(6)	impair the holder’s right to sue for the enforcement of any payment on or with respect to the notes;

(7)	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required to amend or supplement the indenture or the notes;

(8)

reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for therein; or

(9)

modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase any such percentage required for any modification or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until ServiceNow issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. ServiceNow can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

Each series of notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. ServiceNow understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

ServiceNow expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. ServiceNow also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither ServiceNow, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

ServiceNow expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although ServiceNow expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither ServiceNow, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Under certain circumstances described in the accompanying prospectus, DTC may exchange the global notes for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that ServiceNow believes to be reliable, but ServiceNow does not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, S.A.., which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. ServiceNow has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and each series of notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank Trust Company, National Association is the trustee under the indenture and has also been appointed by ServiceNow to act as registrar, transfer agent and paying agent for the notes. ServiceNow and its affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business, including asset and investment management and insurance services. U.S. Bank Trust Company, National Association will have no responsibility or liability with respect to any information, statement or recital in any prospectus or other disclosure material prepared or distributed with respect to the issuance of the notes. Under no circumstances will the trustee be liable in its individual capacity for the obligations evidenced by the notes. The trustee will not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of ServiceNow. Neither the trustee nor any agent will be responsible for monitoring ServiceNow’s rating status, making any request upon any rating agency, or determining whether any rating decline has occurred. U.S. Bank Trust Company, National Association, in each of its capacities, including, without limitation, as trustee, security registrar and paying agent assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of the notes. This discussion applies only to a Non-U.S. Holder (as defined below) that acquires the notes pursuant to this offering at the initial offering price and holds the notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (and investors in such entities), U.S. holders of the notes, dealers in securities or currencies, expatriates, persons deemed to sell the notes under the constructive sale provisions of the Code and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address considerations relating to any minimum tax, the Medicare tax, any U.S. federal estate or gift tax consequences or any state, local or foreign tax consequences. Prospective investors should consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the notes. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

Prospective investors in the notes should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the notes, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons (as defined in the Code) or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of an investment in the notes.

Payments of Interest

Subject to the discussion below regarding FATCA, the 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a Non-U.S. Holder provided that:

•

such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply and such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, such interest is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related to us (directly, indirectly or constructively) through stock ownership; and

•	the Non-U.S. Holder properly certifies to its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and includible in the Non-U.S. Holder’s gross income. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder, then (although the Non-U.S. Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the Non-U.S. Holder were a United States person. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Exchange, Redemption and Other Disposition of the Notes

Subject to the discussion below regarding FATCA, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption and repurchase or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a Non-U.S. Holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain recognized, generally in the same manner as if such holder were a United States person. If a Non-U.S. Holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. If a Non-U.S. Holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. Any amounts which a Non-U.S. Holder receives on a sale, exchange, redemption, repurchase, or other taxable disposition of a note which are attributable to accrued interest will be taxable as interest subject to the rules described above under “Payments of Interest.”

FATCA

The Foreign Account Tax Compliance Act contained in Section 1471 through 1474 of the Code, or “FATCA,” generally imposes withholding at a 30% rate in certain circumstances on interest paid on the notes that are held by or through (i) a “foreign financial institution” (within the meaning of the Code), whether such entity is the beneficial owner or an intermediary, unless such entity enters into, and complies with, an agreement with the IRS to report on an annual basis its “United States account” holders (within the meaning of the Code) and meets withholding and certain other specified requirements; or (ii) a “non-financial foreign entity” (within the meaning of the Code), whether such entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any “substantial United States owners” (within the meaning of the Code) or provides certain information with respect to each substantial United States owner and complies with certain other requirements. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under FATCA is required. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Investors should consult with their own tax advisors regarding these rules in their particular situations.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Barclays Capital Inc.	$	$	$	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Total	$	$	$	$	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes of each series directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20 notes and not in excess of    % of the principal amount of the 20  notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the 20 notes, not in excess of    % of the principal amount of the 20     notes, not in excess of    % of the principal amount of the 20 notes, not in excess of    % of the principal amount of the 20  notes and not in excess of    % of the principal amount of the 20  notes to certain other dealers. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Paid by Us
Per 20 note		%
Per 20 note		%
Per 20 note		%
Per 20 note		%
Per 20 note		%

Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discounts, are estimated to be approximately $    .

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Each series of notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us. Such underwriters and their affiliates have received, and may receive in the future, customary fees, expenses and commissions for these activities and services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

It is expected that delivery of the notes will be made against payment therefor on or about     , 2026, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Conflicts of Interest

We expect to use the net proceeds from the offering of the notes to fund the repayment of outstanding borrowings under the Term Loan, drawn to finance the acquisition of Armis. Affiliates of certain of the underwriters are lenders under our Term Loan. To the extent that any underwriter (or its respective affiliates) holds any of such outstanding debt, it would receive a portion of the net proceeds from this offering.

If any one underwriter, together with its affiliates, were to receive 5% or more of the net proceeds of this offering by reason of any such repayment, such underwriters would be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs.

Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the notes in the United Kingdom is made pursuant to an exemption under the POATRs or the FSMA.

This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and must not be passed on to, the general public in the UK. In the UK, such documents are only directed at, persons who are

(i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in

Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in

Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any other person than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for ServiceNow, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, and for the underwriters by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are made available to the public through the SEC’s website at www.sec.gov and through our website at www.servicenow.com. The information provided on, or accessible through, our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to ServiceNow and the notes offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be obtained at the SEC’s website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (except as specifically set forth below, other than information that we have furnished on Form 8-K, which information is expressly not incorporated by reference herein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on January 29, 2026;

•

The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  6, 2026 that are incorporated by reference into our Annual Report on Form  10-K for the year ended December 31, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 23, 2026; and

•

Our Current Reports on Form  8-K filed with the SEC on January 28, 2026 (other than information “furnished” and not deemed to be “filed” in such Current Report), February  11, 2026, April  1, 2026, and April 22, 2026 (other than information “furnished” and not deemed to be “filed” in such Current Report).

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or subsequent to the date of this prospectus supplement, including on a Current Report on Form 8-K with respect to certain exhibits to the registration statement in connection with this offering, and, in all events, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

ServiceNow, Inc.

2225 Lawson Lane

Santa Clara, California 95054

Attention: Corporate Secretary

PROSPECTUS

SERVICENOW, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time, offer to sell common stock, preferred stock, debt securities or warrants. We refer to our common stock, preferred stock, debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

In addition, from time to time, the selling securityholders to be named in a prospectus supplement may offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of the securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “NOW.”

Investing in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus and described under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference.” We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities pursuant to this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

The information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date thereof, unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless expressly indicated or the context requires otherwise, the terms “ServiceNow,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to ServiceNow, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries as of the date of this prospectus.

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SERVICENOW, INC.

ServiceNow was founded on a simple premise: to make work flow better. Our purpose is to make the world work better for everyone. We are the end-to-end intelligent workflow automation platform for digital businesses. Our intelligent platform, the Now Platform, is a cloud-based solution with embedded artificial intelligence and machine learning capabilities that helps global enterprises across industries, universities and governments unify and digitize their workflows. By connecting workflows across siloed organizational functions and systems, the Now Platform delivers business outcomes, including unlocking productivity, streamlining processes, and improving experiences for both employees and customers.

Our workflow applications built on the Now Platform are organized in four primary areas: Technology, Customer and Industry, Employee, and Creator. Our Technology Workflows empower Information Technology departments to plan, build, operate and service the IT needs of the business enterprise. Our Customer and Industry Workflows help organizations reimagine the customer experience and increase customer loyalty. Our Employee Workflows help customers simplify how their employees access services they need, creating a consumer-like experience. Our Creator Workflows enable customers to quickly create, test, and deploy their own low-code applications on the Now Platform.

We were incorporated as Glidesoft, Inc. in California in June 2004 and changed our name to Service-now.com in February 2006. In May 2012, we reincorporated in Delaware as ServiceNow, Inc. Our principal executive offices are located at 2225 Lawson Lane, Santa Clara, California 95054, and our telephone number is (408) 501-8550. Our website is http://www.servicenow.com. Information contained on our website does not constitute part of this prospectus.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.” These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

3

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein or therein, including those described in the “Risk Factors” section incorporated by reference herein. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information.”

4

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include acquisitions, repayment of debt, investments, additions to working capital, capital expenditures, repurchases of common stock and advances to or investments in our subsidiaries. Pending the use of net proceeds, we intend to invest these funds in investment-grade, interest-bearing securities, or hold as cash. Unless set forth in an accompanying prospectus supplement, we will not receive any of the proceeds from the sale of securities by selling securityholders.

5

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We and any selling securityholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

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DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

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DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation, as amended, and our restated bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our restated certificate of incorporation and restated bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “ServiceNow, Inc.”, the “Company”, “we,” “our” and “us” refer to ServiceNow, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our restated certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our restated certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

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Our board of directors has the authority, without further action of the shareholders, to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series.

The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

Certain provisions of the DGCL, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents some Delaware corporations, including us, from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

10

•

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control, including the following:

•

Board of Directors Vacancies. Our restated certificate of incorporation and our restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our restated bylaws further provide that special meetings of our stockholders may be called by the Chairperson of the Board, the Chief Executive Officer, the President, the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorship, or one or more stockholders holding at least 15% of our outstanding common stock for at least one year.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders (though our restated bylaws have implemented stockholder proxy access).

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Super Majority Vote to Amend Certificate of Incorporation and Bylaws. Our restated certificate of incorporation provides that if two-thirds of our board of directors approves the amendment of our certificate of incorporation and bylaws, or any provisions thereof, then such amendment need only be approved by stockholders holding a majority of our outstanding shares of common stock entitled to vote. Otherwise, such amendment must be approved by stockholders holding two-thirds of our outstanding shares of common stock entitled to vote.

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Listing

Our common stock is listed on the New York Stock Exchange under the symbol “NOW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, NA.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be unsubordinated debt securities or subordinated debt securities and which may be convertible into another security, and which may be secured or unsecured.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of August 11, 2020, between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated August 11, 2020, between us and the Trustee. The indenture and the first supplemental indenture are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to ServiceNow, Inc. and not to any of its subsidiaries.

General

The indentures do not limit the amount of debt securities that we may issue. The securities may be issued in one or more series. All securities of a series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of securities of a series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, Stated Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between series in respect of any matters, provided, that all series of securities shall be equally and ratably entitled to the benefits of the indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

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•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	the provisions, if any, relating to any collateral provided for the securities of the series;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	the names of any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on

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behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

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LEGAL MATTERS

Unless otherwise stated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the applicable prospectus supplement.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Item 9A. Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ServiceNow, Inc. for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information required to be included. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, and XBRL-related information, unless otherwise stated) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K filed with the SEC on January 25, 2024 for the year ended December 31, 2023;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024;

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2024 for the quarter ended March 31, 2024; and

•

The description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-35580), which was filed on June 19, 2012 pursuant to Section  12 of the Exchange Act, as updated by Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on February 3, 2022 for the year ended December 31, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits (except to the extent such exhibits are specifically incorporated by reference into such documents), free of charge by contacting our investor relations department at our principal executive offices located at 2225 Lawson Lane, Santa Clara, California 95054, telephone number (408) 501-8550, or through our website at www.servicenow.com. Information contained on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy, registration and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any applicable prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described under “Information Incorporated by Reference” above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

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PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

Citigroup

J.P. Morgan

Wells Fargo Securities

    , 2026